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                                                                    EXHIBIT 3.C.

                       [SUTHERLAND ASBILL & BRENNAN LLP]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                 April 17, 2002



Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 17 to the registration statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-42133). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very Truly Yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP

                                             By: /s/ David S. Goldstein
                                                ----------------------------
                                                David S. Goldstein